Exhibit 99.1

Press Release

BSY Investor Contact:
Eric Boyer
Investor Relations Officer
ir@bentley.com

Bentley Systems Announces Fourth Quarter and Full Year 2023 Results
and 2024 Financial Outlook
Increases Quarterly Dividend
EXTON, Pa. – February 27, 2024 – Bentley Systems, Incorporated (Nasdaq: BSY), the infrastructure engineering software company, today announced results for its fourth quarter and full year ended December 31, 2023, and its financial outlook for 2024.

Fourth Quarter 2023 Results

•Total revenues were $310.6 million, up 8.3% or 7.3% on a constant currency basis, year-over-year;
•Subscriptions revenues were $272.5 million, up 8.3% or 7.4% on a constant currency basis, year-over-year;
•Annualized Recurring Revenues (“ARR”) was $1,174.8 million as of December 31, 2023, compared to $1,036.5 million as of December 31, 2022, representing a constant currency ARR growth rate of 12.5%;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 110% for the same period last year;
•Operating income margin was 12.2%, compared to 14.2% for the same period last year;
•Adjusted operating income inclusive of stock-based compensation expense (“Adjusted OI w/SBC”) margin was 24.0%, compared to 22.5% for the same period last year;
•Net income per diluted share was $0.54, compared to $0.08 for the same period last year;
•Adjusted net income per diluted share (“Adjusted EPS”) was $0.20, compared to $0.19 for the same period last year; and
•Cash flow from operations was $87.1 million, compared to $36.1 million for the same period last year.

Full Year 2023 Results

•Total revenues were $1,228.4 million, up 11.8% or 11.9% on a constant currency basis over 2022;
•Subscriptions revenues were $1,080.3 million, up 12.5% or 12.5% on a constant currency basis over 2022;
•Operating income margin was 18.8%, compared to 19.0% for 2022;
•Adjusted OI w/SBC margin was 26.4%, compared to 24.9% for 2022;
•Net income per diluted share was $1.00, compared to $0.55 for 2022;
•Adjusted EPS was $0.91, compared to $0.85 for 2022; and
•Cash flow from operations was $416.7 million, compared to $274.3 million for 2022.

CEO Greg Bentley said, “Our financial results for 23Q4 and the full year underscore the sustained combination of auspicious infrastructure engineering markets and the strength of our operations. I enthusiastically congratulate COO Nicholas Cumins and our teams for delivering another year of unsurpassed performance, resourcefully reaching fully 100% of our new business target while also clearing our established hurdle of 100 basis points in annual operating margin improvement. Most notably, we achieved ARR growth (year‑over‑year constant currency business performance, including programmatic acquisitions) of 12.5%, and excluding China, as our purposeful transitions from direct subscriptions there gain traction, we achieved a high-water mark of 13.5%.

“Our financial outlook for 2024 reflects our confidence in sustaining consistent organic growth with comparable annual improvement in operating margin (including stock‑based compensation). Our investment programs will prioritize outright acquisitions in asset analytics, where our breakthrough offerings for communications towers (OpenTower) and for roadway conditions (Blyncsy) are proving that AI now enables ‘instant-on’ infrastructure digital twins, at scale. I believe that asset analytics cloud services, monetized per asset, can significantly increase our total addressable market and digital twin growth.”

COO Nicholas Cumins commented, “Our Bentley colleagues across the board deserve credit for our solid 2023 financial results. Our main growth drivers continue to be North America, application mix accretion in our E365 enterprise accounts, and in our small- and medium-sized accounts our Virtuosity subscriptions as well as license sales, which provide us competitive differentiation. For 2024, while striving for consistent operational performance, we will increase our focus on marketing, and continue to adopt digital twin technology throughout Bentley Infrastructure Cloud and within our modeling and simulation applications.”

CFO Werner Andre said, “We are pleased to report another solid quarter and year. Our 2024 financial outlook is supported by continued favorable market conditions and the momentum of our growth initiatives. It also assumes a slightly larger than normal range of possible outcomes to account for our commercial model shift in China (from ARR), lower acquisition expectations, and reduced escalations based on inflation. Our consistent strong cash conversion has allowed us to completely repay our revolving line of credit after year-end and enables us to raise our modest dividend, continue to buy back shares to offset dilution from stock‑based compensation, and pursue programmatic acquisitions to expand our AI‑driven asset analytics business.”

Recent Developments

•During the fourth quarter of 2023, we recognized a net discrete income tax benefit of $170.8 million attributable to internal legal entity restructuring and related intra-entity transactions as part of our continuing efforts to align intellectual property ownership with our business operating model; and
•During the fourth quarter of 2023, we recorded a $12.6 million charge for realignment expenses primarily to provide for severance (affecting under 5% of our workforce) in order to reinvest in go-to-market functions, as well as in AI product development.

2024 Financial Outlook

The Company is sharing the following financial outlook for the full year 2024:
•Total revenues in the range of $1,350 million to $1,375 million and constant currency growth of 10% to 12%;
•Constant currency ARR growth rate (business performance, including programmatic acquisitions) of 10.5% to 13%;
•Adjusted OI w/SBC margin annual improvement of approximately 100 basis points;
•Effective tax rate of approximately 20%;
•Cash flow from operations representing a conversion rate from Adjusted EBITDA of approximately 80%; and
•Capital expenditures of approximately $22 million.

The 2024 outlook information provided above includes non-GAAP financial measures management uses in measuring performance and liquidity. The Company is unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, amortization of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The 2024 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, our results may not fall within the ranges contained in this outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.

Increased Quarterly Cash Dividend

On February 21, 2024, the Company’s Board of Directors increased by one cent the Company’s regular quarterly dividend effective from the first quarter of 2024 and declared a $0.06 per share dividend for the first quarter of 2024. The cash dividend is payable on March 28, 2024 to all stockholders of record of Class A and Class B common stock as of the close of business on March 20, 2024.

Call Details

Bentley Systems will host a live Zoom video webinar on February 27, 2024 at 8:15 a.m. EST to discuss results for its fourth quarter and full year ended December 31, 2023, and 2024 Financial Outlook.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_N_lpPc0VQsKFdbH7fLbm1A#/registration. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Non-GAAP Financial Measures

In this press release, we sometimes refer to financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these measures are considered non-GAAP financial measures under the United States Securities and Exchange Commission (“SEC”) regulations. Those rules require the supplemental explanations and reconciliations that are in Bentley Systems’ Form 8-K (Quarterly Earnings Release) furnished to the SEC.

During the fourth quarter of 2023, the Company changed its definitions of constant currency and constant currency growth rates. We made this modification in order to better align with how we manage the business, to better reflect our performance during a reporting period, and to make the effects of foreign currency fluctuations and constant currency information more easily comparable on a period‑over‑period basis.

We are providing what our constant currency and constant currency growth rates results would have been pursuant to the prior definition for the applicable periods so that investors and potential investors that have analyzed these non-GAAP financial measures historically using our prior definitions can compare our historical results to our current results with respect to these non-GAAP financial measures using the prior definitions. Refer to the section titled “Reconciliation of GAAP to Non‑GAAP Financial Measures” for reconciliations of constant currency non‑GAAP financial measures to their most directly comparable GAAP financial measures under the current and prior definitions.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial condition, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; the impact of changing or uncertain interest rates on us and on the industries we serve; our ability to integrate acquired businesses successfully; and our ability to identify and consummate future investments on terms satisfactory to us or at all.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Form 10‑Qs, which are on file with the SEC. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings, powered by the iTwin Platform for infrastructure digital twins, include MicroStation and Bentley Open applications for modeling and simulation, Seequent’s software for geoprofessionals, and Bentley Infrastructure Cloud encompassing ProjectWise for project delivery, SYNCHRO for construction management, and AssetWise for asset operations. Bentley Systems’ 5,200 colleagues generate annual revenues of more than $1 billion in 194 countries.
www.bentley.com

© 2024 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, Bentley Infrastructure Cloud, Bentley Open, Blyncsy, iTwin, MicroStation, OpenTower, ProjectWise, Seequent, SYNCHRO, and Virtuosity are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$68,412	$71,684
Accounts receivable	302,501	296,376
Allowance for doubtful accounts	(8,965)	(9,303)
Prepaid income taxes	12,812	18,406
Prepaid and other current assets	44,797	38,732
Total current assets	419,557	415,895
Property and equipment, net	40,100	32,251
Operating lease right-of-use assets	38,476	40,249
Intangible assets, net	248,787	292,271
Goodwill	2,269,336	2,237,184
Investments	23,480	22,270
Deferred income taxes	212,831	52,636
Other assets	67,283	72,249
Total assets	$3,319,850	$3,165,005
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,094	$15,176
Accruals and other current liabilities	457,348	362,048
Deferred revenues	253,785	226,955
Operating lease liabilities	11,645	14,672
Income taxes payable	9,491	4,507
Current portion of long-term debt	10,000	5,000
Total current liabilities	760,363	628,358
Long-term debt	1,518,403	1,775,696
Deferred compensation plan liabilities	88,181	77,014
Long-term operating lease liabilities	30,626	27,670
Deferred revenues	15,862	16,118
Deferred income taxes	9,718	51,235
Income taxes payable	7,337	8,105
Other liabilities	5,378	7,355
Total liabilities	2,435,868	2,591,551
Stockholders’ equity:
Common stock	2,963	2,890
Additional paid-in capital	1,127,234	1,030,466
Accumulated other comprehensive loss	(84,987)	(89,740)
Accumulated deficit	(161,932)	(370,866)
Non-controlling interest	704	704
Total stockholders’ equity	883,982	573,454
Total liabilities and stockholders’ equity	$3,319,850	$3,165,005

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Subscriptions	$272,468	$251,489	$1,080,307	$960,220
Perpetual licenses	12,886	12,164	46,038	43,377
Subscriptions and licenses	285,354	263,653	1,126,345	1,003,597
Services	25,287	23,295	102,068	95,485
Total revenues	310,641	286,948	1,228,413	1,099,082
Cost of revenues:
Cost of subscriptions and licenses	45,231	39,674	169,406	147,578
Cost of services	22,566	22,677	96,677	89,435
Total cost of revenues	67,797	62,351	266,083	237,013
Gross profit	242,844	224,597	962,330	862,069
Operating expense (income):
Research and development	71,237	67,890	274,619	257,856
Selling and marketing	64,074	53,946	224,336	195,622
General and administrative	51,995	45,666	180,738	174,647
Deferred compensation plan	8,817	6,091	13,580	(15,782)
Amortization of purchased intangibles	8,948	10,245	38,515	41,114
Total operating expenses	205,071	183,838	731,788	653,457
Income from operations	37,773	40,759	230,542	208,612
Interest expense, net	(9,170)	(11,114)	(39,793)	(34,635)
Other (expense) income, net	(14,429)	9,505	(7,222)	24,298
Income before income taxes	14,174	39,150	183,527	198,275
Benefit (provision) for income taxes	165,348	(13,062)	143,241	(21,283)
Gain (loss) from investments accounted for using the equity method, net of tax	63	(366)	19	(2,212)
Net income	$179,585	$25,722	$326,787	$174,780
Per share information:
Net income per share, basic	$0.57	$0.08	$1.05	$0.57
Net income per share, diluted	$0.54	$0.08	$1.00	$0.55
Weighted average shares, basic	313,526,604	310,025,480	312,358,823	309,226,677
Weighted average shares, diluted	333,418,588	323,916,511	332,503,633	331,765,158

BENTLEY SYSTEMS, INCORPORATED
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net income	$326,787	$174,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and impairment	71,861	71,537
Deferred income taxes	(198,878)	(5,126)
Stock-based compensation expense	72,972	75,206
Deferred compensation plan	13,580	(15,782)
Amortization and write-off of deferred debt issuance costs	7,291	7,291
Change in fair value of derivative	5,038	(27,083)
Foreign currency remeasurement (gain) loss	(452)	6,000
Other	21,047	2,593
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(5,180)	(60,938)
Prepaid and other assets	4,112	14,053
Accounts payable, accruals, and other liabilities	68,733	29,181
Deferred revenues	19,933	2,292
Income taxes payable, net of prepaid income taxes	9,852	320
Net cash provided by operating activities	416,696	274,324
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(25,002)	(18,546)
Proceeds from sale of aircraft	—	2,380
Acquisitions, net of cash acquired	(26,023)	(743,007)
Purchases of investments	(11,602)	(10,954)
Proceeds from investments	2,123	—
Net cash used in investing activities	(60,504)	(770,127)
Cash flows from financing activities:
Proceeds from credit facilities	588,154	833,292
Payments of credit facilities	(841,723)	(487,694)
Settlement of convertible senior notes	—	(1,998)
Repayments of term loan	(5,000)	(5,000)
Payments of contingent and non-contingent consideration	(4,324)	(8,460)
Payments of dividends	(58,756)	(34,493)
Proceeds from stock purchases under employee stock purchase plan	9,988	10,335
Proceeds from exercise of stock options	11,715	8,338
Payments for shares acquired including shares withheld for taxes	(58,937)	(43,561)
Repurchases of Class B Common Stock under approved program	—	(28,250)
Other	(191)	525
Net cash (used in) provided by financing activities	(359,074)	243,034
Effect of exchange rate changes on cash and cash equivalents	(390)	(4,884)
Decrease in cash and cash equivalents	(3,272)	(257,653)
Cash and cash equivalents, beginning of year	71,684	329,337
Cash and cash equivalents, end of year	$68,412	$71,684

BENTLEY SYSTEMS, INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

Reconciliation of operating income to Adjusted OI w/SBC and to Adjusted operating income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Operating income	$37,773	$40,759	$230,542	$208,612
Amortization of purchased intangibles	12,181	13,418	51,219	53,592
Deferred compensation plan	8,817	6,091	13,580	(15,782)
Acquisition expenses	2,588	4,342	17,866	25,398
Realignment expenses (income)	13,270	(114)	11,470	2,109
Adjusted OI w/SBC	74,629	64,496	324,677	273,929
Stock-based compensation expense	16,563	23,592	71,470	74,566
Adjusted operating income	$91,192	$88,088	$396,147	$348,495

Reconciliation of net income to Adjusted net income:

	Three Months Ended				Year Ended
	December 31,				December 31,
	2023		2022		2023		2022
	$	EPS(1)	$	EPS(1)	$	EPS(1)	$	EPS(1)
Net income	$179,585	$0.54	$25,722	$0.08	$326,787	$1.00	$174,780	$0.55
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles	12,181	0.04	13,418	0.04	51,219	0.15	53,592	0.16
Stock-based compensation expense	16,563	0.05	23,592	0.07	71,470	0.21	74,566	0.22
Deferred compensation plan	8,817	0.03	6,091	0.02	13,580	0.04	(15,782)	(0.05)
Acquisition expenses	2,588	0.01	4,342	0.01	17,866	0.05	25,398	0.08
Realignment expenses (income)	13,270	0.04	(114)	—	11,470	0.03	2,109	0.01
Other expense (income), net	14,429	0.04	(9,505)	(0.03)	7,222	0.02	(24,298)	(0.07)
Total non-GAAP adjustments, prior to income taxes	67,848	0.20	37,824	0.11	172,827	0.52	115,585	0.35
Income tax effect of non-GAAP adjustments	(12,333)	(0.04)	(4,227)	(0.01)	(31,636)	(0.10)	(18,059)	(0.05)
Tax benefit related to internal restructuring	(170,784)	(0.51)	—	—	(170,784)	(0.51)	—	—
(Gain) loss from investments accounted for using the equity method, net of tax	(63)	—	366	—	(19)	—	2,212	0.01
Adjusted net income(2)	$64,253	$0.20	$59,685	$0.19	$297,175	$0.91	$274,518	$0.85

Adjusted weighted average shares, diluted(3)	333,418,588		330,825,309		332,503,633		331,765,158

(1)Adjusted EPS was computed independently for each reconciling item presented; therefore, the sum of Adjusted EPS for each line item may not equal total Adjusted EPS due to rounding.
(2)Adjusted EPS numerator includes $1,717 and $1,695 for the three months ended December 31, 2023 and 2022, respectively, and $6,874 and $6,810 for the years ended December 31, 2023 and 2022, respectively, related to interest expense, net of tax, attributable to the convertible senior notes using the if‑converted method.
(3)Adjusted weighted average shares, diluted includes incremental shares, which were considered anti-dilutive on a GAAP basis, of 6,908,798 shares for the three months ended December 31, 2022 related to the dilutive effect of convertible senior notes using the if‑converted method.

Reconciliation of cash flow from operations to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Cash flow from operations	$87,053	$36,126	$416,696	$274,324
Cash interest	8,019	8,934	37,389	26,581
Cash taxes	13,728	7,388	42,431	25,890
Cash deferred compensation plan distributions	—	—	2,125	7,336
Cash acquisition expenses	1,632	2,999	21,409	26,168
Changes in operating assets and liabilities	(9,964)	38,588	(94,458)	8,088
Other(1)	(2,383)	(1,472)	(8,803)	(1,947)
Adjusted EBITDA	$98,085	$92,563	$416,789	$366,440

(1) Includes receipts related to interest rate swap.

Reconciliation of total revenues and subscription revenues to total revenues and subscription revenues in constant currency under the current and prior definitions:

Current definition:

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Actual	Impact of Foreign Exchange at 2022 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2022 Rates	Constant Currency
Total revenues	$310,641	$(2,549)	$308,092	$286,948	$274	$287,222
Subscriptions revenues	$272,468	$(2,147)	$270,321	$251,489	$278	$251,767

	Year Ended December 31, 2023			Year Ended December 31, 2022
	Actual	Impact of Foreign Exchange at 2022 Rates	Constant Currency	Actual	Impact of Foreign Exchange at 2022 Rates	Constant Currency
Total revenues	$1,228,413	$2,486	$1,230,899	$1,099,082	$981	$1,100,063
Subscriptions revenues	$1,080,307	$1,239	$1,081,546	$960,220	$809	$961,029

Prior definition:

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	Actual	Impact of Foreign Exchange	Constant Currency	Actual	Impact of Foreign Exchange	Constant Currency
Total revenues	$310,641	$(5,723)	$304,918	$1,228,413	$(7,664)	$1,220,749
Subscriptions revenues	$272,468	$(5,107)	$267,361	$1,080,307	$(8,095)	$1,072,212

Comparison of total revenues and subscription revenues growth rates to total revenues and subscription revenues constant currency growth rates under the current and prior definitions:

Current definition:

	Three Months Ended		% Change		Year Ended		% Change
	December 31,		2022 to 2023		December 31,		2022 to 2023
	2023	2022	%	Constant Currency %	2023	2022	%	Constant Currency %
Total revenues	$310,641	$286,948	8.3%	7.3%	$1,228,413	$1,099,082	11.8%	11.9%
Subscriptions revenues	$272,468	$251,489	8.3%	7.4%	$1,080,307	$960,220	12.5%	12.5%

Prior definition:

	Three Months Ended		% Change		Year Ended		% Change
	December 31,		2022 to 2023		December 31,		2022 to 2023
	2023	2022	%	Constant Currency %	2023	2022	%	Constant Currency %
Total revenues	$310,641	$286,948	8.3%	6.3%	$1,228,413	$1,099,082	11.8%	11.1%
Subscriptions revenues	$272,468	$251,489	8.3%	6.3%	$1,080,307	$960,220	12.5%	11.7%